Exhibit 99.1

                                PRESS RELEASE
                                -------------


                      THE INTERGROUP CORPORATION'S BOARD
                 APPROVES INCREASE IN SHARE REPURCHASE PROGRAM


Los Angeles, California, February 11, 2003 - The InterGroup Corporation (NASDAQ: INTG) today announced that its Board of Directors has authorized the Company to purchase up to an additional 150,000 shares of the Company's common stock under its existing stock repurchase program. That action increased the total remaining number of shares authorized for repurchase to approximately 152,700 shares. The purchases will be made, in the discretion of management, from time to time in the open market or through privately negotiated third party transactions depending on market conditions.

                               *  *  *

Statements in this release which are not historical facts are "forward looking statements" and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company's public filings with the Securities and Exchange Commission.


CONTACT:    John V. Winfield, President and Chief Executive Officer,
            Telephone: (310) 889-2500; or Michael G. Zybala, Assistant Secretary, Telephone: (858) 673-4722